UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2008

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
 (Address of principal executive offices)                      (Zip code)

        Registrant's telephone number, including area code     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On December 3, 2008, TRB Enon Springs LLC, a wholly-owned subsidiary of BRT Realty Trust, entered into a contract of sale dated as of November 25, 2008, with OSM Investments Company, a California corporation, pursuant to which TRB Enon Springs LLC agreed to sell, and OSM Investments Company agreed to purchase, a residential apartment complex in Smyrna, Tennessee for a purchase price of $6,612,000.

On December 3, 2008, TRB Arbors LLC, a wholly-owned subsidiary of BRT Realty Trust, entered into a contract of sale dated as of November 25, 2008, with OSM Investments Company, pursuant to which TRB Arbors LLC agreed to sell, and OSM Investments Company agreed to purchase, a residential apartment complex in Nashville, Tennessee for a purchase price of $7,404,000.

On December 3, 2008, TRB Cumberland LLC and TRB Archwood LLC, each of which is a wholly-owned subsidiary of BRT Realty Trust, entered into a contract of sale with Embassy Group LLC, a New York limited liability company, pursuant to which TRB Cumberland LLC and TRB Archwood LLC agreed to sell, and Embassy Group LLC agreed to purchase, two residential apartment complexes in Madison, Tennessee for an aggregate purchase price of $7,350,000.

On December 3, 2008, TRB Highland Ridge LLC, a wholly-owned subsidiary of BRT Realty Trust, entered into a contract of sale with Embassy Group LLC, pursuant to which TRB Highland Ridge LLC agreed to sell, and Embassy Group LLC agreed to purchase, a residential apartment complex in Madison, Tennessee for a purchase price of $7,900,000.

On November 14, 2008, TRB Crestbrook LLC, a wholly-owned subsidiary of BRT Realty Trust, entered into a contract of sale with Chad M. Ray, an individual, pursuant to which TRB Crestbrook LLC agreed to sell, and Mr. Ray agreed to purchase, a residential apartment complex in Madison, Tennessee for a purchase price of $2,430,000.

Consummation of each of the transactions is conditioned upon satisfaction of specific terms and conditions and delivery of specific documents as is customary for similar transactions.  Each contract of sale provides each purchaser with a due diligence period, pursuant to which each purchaser may, in its sole discretion, terminate such contract of sale during the diligence period.  There can be no assurance that any one or more of these transactions will be completed.

Each of these properties was acquired in July 2008 by wholly-owned subsidiaries of BRT Realty Trust as a result of foreclosure actions.  The contract purchase price for each property, less brokerage commissions and other transaction costs, is approximately such property’s book value, after taking into account any loan loss provisions and impairment charges.

Item 9.01.           Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  Not applicable.

(b)           Pro Forma Financial Information. Not applicable.

(c)           Shell Company Transactions. Not applicable.

(d)           Exhibits.

10.1	Contract of Sale, dated as of November 25, 2008, by and between TRB Enon Springs LLC and OSM Investments Company.

10.2	Contract of Sale, dated as of November 25, 2008, by and between TRB Arbors LLC and OSM Investments Company.

10.3	Contract of Sale, dated as of November 14, 2008, by and between TRB Crestbrook LLC and Chad M. Ray.

10.4	Contract of Sale, dated as of December 3, 2008, by and between TRB Cumberland LLC, TRB Archwood LLC and Embassy Group LLC.

10.5	Contract of Sale, dated as of December 3, 2008, by and between TRB Highland Ridge LLC and Embassy Group LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: December 8, 2008	By:	/s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President